Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-160043) and the Registration Statements on Form S-8 (No. 333-170317, 333-156105, 333-154312, 333-153586, 333-177850, 333-174451) of Discovery Communications, Inc. of our report dated February 17, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

February 17, 2012